UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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☐	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Monogram Residential Trust, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SUPPLEMENT TO THE PROXY STATEMENT

FOR THE SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON SEPTEMBER 14, 2017

August 29, 2017

These Definitive Additional Materials amend and supplement the Definitive Proxy Statement dated August 10, 2017 (the “Definitive Proxy Statement”), first mailed to stockholders on or about August 11, 2017, by Monogram Residential Trust, Inc., a Maryland corporation (“Monogram”, the “Company”, “we”, “us”, or “our”), for a special meeting of stockholders of the Company to be held at 5800 Granite Parkway, Suite 160B, Plano, Texas, on Thursday, September 14, 2017, at 10:00 a.m. local time.

At the special meeting, holders of our common stock will be asked to consider and vote on the merger of Monogram with and into GS Monarch Acquisition, LLC, a Delaware limited liability company (“Acquisition Sub”), and other transactions contemplated by the Agreement and Plan of Merger, dated as of July 4, 2017, by and among Monogram, GS Monarch Parent, LLC, a Delaware limited liability company (“Parent”), and Acquisition Sub, a wholly owned subsidiary of Parent, and other related proposals. Parent and Acquisition Sub were formed by a private investment group led by Greystar Real Estate Partners (“Greystar”) and including affiliates of APG, GIC, and Ivanhoé Cambridge via a newly formed investment fund, Greystar Growth and Income Fund, LP. At the effective time of the merger, Monogram will merge with and into Acquisition Sub, with Acquisition Sub surviving as a wholly owned subsidiary of Parent, and each share of Monogram common stock issued and outstanding immediately prior to such time (other than shares owned by Parent, Acquisition Sub and certain of their affiliates, if any), will be converted into the right to receive $12.00 in cash, without interest.

If any stockholders have not already submitted a proxy for use at the special meeting of stockholders, they are urged to do so promptly. No action in connection with these definitive additional materials is required by any stockholder who has previously delivered a proxy and who does not wish to revoke or change that proxy.

For additional questions about the merger, assistance in submitting proxies or voting shares of Monogram common stock, or to request additional copies of the Definitive Proxy Statement, please contact our proxy solicitor at:

MacKenzie Partners, Inc.
105 Madison Avenue
New York, New York 10016
Call Collect: (212) 929-5500
Call Toll-Free: (800) 322-2885
Email: proxy@mackenziepartners.com.

The information contained herein speaks only as of August 29, 2017 unless the information specifically indicates that another date applies.

SUPPLEMENTAL DISCLOSURES TO DEFINITIVE PROXY STATEMENT

This supplemental information should be read in conjunction with the Definitive Proxy Statement, which should be read in its entirety.  Nothing in these supplemental disclosures shall be deemed an admission of the legal necessity, requirement or materiality under applicable laws of any of the disclosures set forth herein. Defined terms used but not defined herein have the meanings set forth in the Definitive Proxy Statement. Supplemental disclosure is indicated by bold and underlined text.

Projected Financial Information

The following disclosure supplements and restates the first paragraph and the table on page 51 of the Definitive Proxy Statement.

The following table summarizes our management’s financial projections for the fiscal years ending December 31, 2017 through December 31, 2020, plus extrapolations of such estimates for fiscal years ending December 31, 2021 through December 31, 2023 (dollars in millions):

	Management Projections				Extrapolations
	2017E	2018E	2019E	2020E	2021E	2022E	2023E
Revenue	203	230	245	254	262	270	278
Operating Expense	(78)	(84)	(88)	(91)	(93)	(96)	(99)
NOI(1)	125	145	157	164	169	174	179
EBITDA(2)	102	120	130	136	140	145	149
Core FFO(3)	64	77	83	87	91	95	99
AFFO(4)	68	81	88	92	97	101	107
Unlevered Free Cash Flow(5)	(48)	116	119	131	135	139	143

The following disclosure supplements and restates footnote three on page 51 of the Definitive Proxy Statement.

(3)              Funds from Operations, or FFO, is a non-GAAP performance financial measure that is widely recognized as a measure of REIT operating performance. We use FFO as currently defined by NAREIT to be net income (loss), computed in accordance with GAAP excluding gains (or losses) from sales of property (including deemed sales (if any) and settlements of pre-existing relationships), plus depreciation and amortization on real estate assets, impairment write-downs of depreciable real estate or of investments in unconsolidated real estate partnerships, joint ventures and subsidiaries (if any) that are driven by measurable decreases in the fair value of depreciable real estate assets, and after related adjustments for unconsolidated partnerships, joint ventures and subsidiaries and noncontrolling interests. FFO is the amount attributable to our common stockholders. Core FFO is calculated starting from FFO adjusted for loss on early extinguishment of debt, start up and pursuit expenses, fair value adjustments and non-recurring expenses. Core FFO is the amount attributable to our common stockholders. The Company’s projections of net income (loss) attributable to common stockholders for the fiscal years ending December 31, 2017 through December 31, 2020, respectively, were as follows: 72, (18), (13) and (8) and extrapolations of net income (loss) attributable to common stockholders for the fiscal years ending December 31, 2021 through December 31, 2023, respectively, were as follows: (2), 3 and 8.

CAUTIONARY STATEMENT CONCERNING
FORWARD-LOOKING STATEMENTS

These supplemental materials, the Definitive Proxy Statement, and the documents to which we refer you in these supplemental materials and the Definitive Proxy Statement, include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, which are identified by the use of the words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “will,” “contemplate,” “would” and similar expressions that contemplate future events. These statements are only predictions. You should be aware that forward-looking statements involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties and other factors, including, without limitation:

•                  the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement;

•                  the failure to obtain the required vote of Monogram stockholders to approve the merger and the other transactions contemplated by the merger agreement;

•                  the failure to satisfy required closing conditions or complete the merger in a timely manner;

•                  the failure to obtain the necessary financing arrangements set forth in the debt and equity commitment letters delivered pursuant to the merger agreement;

•                  risks related to disruption of management’s attention from the Company’s ongoing business operations due to the pendency of the merger;

•                  the effect of the announcement of the merger on our operating results and businesses generally and our relationships with joint venture partners, lenders, tenants, contractors, suppliers and other persons with which we have material business relations;

•                  potential difficulties in employee retention as a result of the proposed merger;

•                  the outcome of any legal proceedings that have been or may be instituted against the Company and others relating to the merger agreement;

•                  the impact of the pending merger on our strategic plans and operations and our ability to respond effectively to competitive pressures, industry developments and future opportunities;

•                  legislative, regulatory and economic developments; and

•                  other risks detailed in our filings with the SEC, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and subsequent Quarterly Reports on Form 10-Q. See “Where You Can Find Additional Information.”

You should not place undue reliance on forward-looking statements. We cannot guarantee any future results, levels of activity, performance or achievements. The statements made in these supplemental materials are based on the information available to us as of the date of these supplemental materials, and you should not assume that the statements made in these supplemental materials remain accurate as of any future date. Moreover, except as required by law, we assume no obligation to update forward-looking statements or update the reasons actual results could differ materially from those anticipated in forward-looking statements.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

The Company files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, proxy statements or other information that we file with the SEC at the following location of the SEC:

Public Reference Room
100 F Street, N.E.
Washington, D.C. 20549

Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. The Company’s public filings are also available to the public from document retrieval services and the Internet website maintained by the SEC at www.sec.gov.

The Company will make available a copy of its public reports, without charge, upon written request to Monogram Residential Trust, Inc., Attn: Secretary, 5800 Granite Parkway, Suite 1000, Plano, Texas 75024. Each such request must set forth a good faith representation that, as of the record date, the person making the request was a beneficial owner of common stock entitled to vote at the special meeting. In order to ensure timely delivery of such documents prior to the special meeting, any such request should be made promptly to the Company. A copy of any exhibit may be obtained upon written request by a stockholder (for a fee limited to the Company’s reasonable expenses in furnishing such exhibit) to Monogram Residential Trust, Inc., Attn: Secretary, 5800 Granite Parkway, Suite 1000, Plano, Texas 75024.

THESE DEFINITIVE ADDITIONAL MATERIALS DO NOT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH PROXY SOLICITATION IN THAT JURISDICTION. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THESE DEFINITIVE ADDITIONAL MATERIALS AND THE DEFINITIVE PROXY STATEMENT TO VOTE YOUR SHARES AT THE SPECIAL MEETING. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THESE DEFINITIVE ADDITIONAL MATERIALS OR THE DEFINITIVE PROXY STATEMENT. THESE DEFINITIVE ADDITIONAL MATERIALS ARE DATED AUGUST 29, 2017. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THESE DEFINITIVE ADDITIONAL MATERIALS IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE.